Exhibit 5.1 e-mail: gnhjones@applebyglobal.com direct dial:

Genpact Limited Canon’s Court 22 Victoria Street Hamilton HM 12	Tel +441 298 3245 Fax +441 298 3444 client ref: appleby ref: GNHJ/1321386.8

23 March 2010

Dear Sirs

Genpact Limited (the “Company”) – Registration Statement on Form S 3

We have acted as Bermuda counsel to the Company, and this opinion as to Bermuda law is addressed to you, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form S-3 (No. 333-165481) (the “Registration Statement”) and the prospectus dated March 15, 2010, as supplemented by the prospectus supplement dated March 18, 2010 (the “Prospectus Supplement”) with respect to, inter alia, the offer and sale by selling shareholders identified in the Prospectus Supplement of Common Shares in such amounts as set out therein (the “Selling Shareholder Shares”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”).

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

ASSUMPTIONS

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents examined by us submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

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23 March 2010

(b)	that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents, other than the Company;

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)	that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(g)	that the records that were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(h)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution, delivery or filing of the Registration Statement or the Prospectus Supplement which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement or the Prospectus Supplement, is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(i)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of

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23 March 2010

Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Registration Statement and the Prospectus Supplement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein; and

(j)	that the Company has entered into its obligations under the Registration Statement, and the Prospectus Supplement, in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Registration Statement, and the Prospectus Supplement, would benefit the Company.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda.

(2)	The Selling Shareholder Shares are duly authorised, validly issued, fully-paid and non-assessable common shares of a par value of US$ 0.01 each of the Company.

(3)	There are no taxes, duties, or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the offer and sale of the Selling Shareholder Shares pursuant to the Prospectus Supplement.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

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23 March 2010

(b)	In order to issue these opinions we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(c)	In order to issue these opinions we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(d)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provisions in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which he or she becomes a shareholder, if and so far as the alteration requires him or her to take, or subscribe for additional shares, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(e)	With respect to opinion 2, we have relied upon statements and representations made to us in the Certificate provided to us by an authorised officer of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Certificate, and we qualify such opinion to the extent that the statements or representations made in the Certificate are not accurate in any respect.

DISCLOSURE

We consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed by the Company with the Commission on or about March 23, 2010, which Form 8-K will be incorporated by reference into the Registration Statement, and to the use of our name therein and in the Prospectus Supplement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda and accordingly we do not admit to being an expert within the meaning of the Securities Act.

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23 March 2010

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby

APPLEBY

Genpact Limited

23 March 2010

SCHEDULE

1.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 23 March 2010 (the “Company Search”).

2.	The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 23 March 2010 (the “Litigation Search”).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted 13 July 2007 for the Company (collectively referred to as the “Constitutional Documents”).

4.	Certified copy of the Minutes of the Meeting of the Board of Directors of the Company held on 15 March 2010 (the “Resolutions”).

5.	A certified copy of the “Foreign Exchange Letter”, dated 29 March 2007, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

6.	A certified copy of the “Tax Assurance”, dated 10 April 2007, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

7.	A copy of the notice to the public dated 1 June 2005, as issued by the Bermuda Monetary Authority under the Exchange Control Act 1972 and the Exchange Control Regulations 1973.

8.	An electronic scanned copy of an Officer’s Certificate dated 23 March 2010 and signed by Victor Guaglianone, Corporate Secretary of the Company (the “Certificate”).

9.	An electronic copy of the final form of the Registration Statement dated 15 March 2010 excluding the documents incorporated by reference therein.

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23 March 2010

10.	An electronic copy of the Prospectus Supplement to the Prospectus, dated 18 March 2010.